Press Release
CONTACTS: Investors: William Kuser Media: Mary Ann Dunnell	(203) 573-2213 (203) 573-3034

Chemtura Announces Organizational Changes

MIDDLEBURY, CT - Feb. 21, 2006 - In order to place greater focus on specific businesses and functional areas, Chemtura Corporation (NYSE: CEM) announced the following organizational changes, effective immediately:

  Performance Chemicals will report directly to Robert L. Wood, chairman and chief executive officer who believes that "direct interaction with those business leaders will improve customer focus and create better communication, accountability and delivery of results." Myles S. Odaniell, former executive vice president of Performance Chemicals, is leaving the company to pursue other interests.
  Robert B. Weiner, former executive vice president of Supply Chain Operations, also is leaving the company to pursue other interests. A replacement will be named in the near future.
  Chemtura's Global Research & Development group, headed by John A. Lacadie, will report to Gregory E. McDaniel, who has been promoted to executive vice president, Strategy, New Business Development and Technology. McDaniel will also have responsibility for Industrial Water Treatment on an interim basis.
  Global Customer Care and Logistics will report to Marcus Meadows-Smith, executive vice president, Crop Protection and Consumer Products.
  Gary Yeaw has been promoted to executive vice president, Human Resources and Communications, adding Communications and Environmental, Health & Safety to his previous Human Resources responsibilities.
  Karen Osar, executive vice president and chief financial officer, will take direct responsibility for Investor Relations, which has been split out of the Communications group.

"We've made a number of organization changes to enable me to focus more directly on our Performance Chemicals businesses, to align our technology organization with our strategy and new business opportunities, and to bring more customer-focused leadership to Global Customer Care and Logistics," said Wood. "We believe these changes will enable us to improve our performance and make greater strides in achieving our financial and process excellence goals.

"I want to thank Myles Odaniell and Bob Weiner for their significant contributions to the transformation of Chemtura and wish them great success in their future endeavors," said Wood.

Conference Call Today at 11 a.m. EST

Chemtura has scheduled a conference call today at 11 a.m. EST to give interested parties an opportunity to discuss today's announcement. Persons who wish to join the call are asked to dial in approximately 10 minutes prior to the start time at 480-629-9035. Replay of the call will be available for two weeks starting at 1 p.m. on Feb. 21. To access the replay, call (320) 365-3844 and enter access code 820143. Live Internet access to the conference call will be available through the Investor Relations section of the Company's Web site, www.chemtura.com.

Chemtura Corporation, with pro forma 2005 sales of $3.9 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products. Additional information concerning Chemtura is available at www.chemtura.com.

Forward-Looking Statement

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions; the outcome and timing of antitrust investigations and related civil lawsuits to which Chemtura is subject; the ability to obtain increases in selling prices; pension and other post-retirement benefit plan assumptions; energy and raw material prices and availability; production capacity; changes in interest rates and foreign currency exchange rates; changes in technology, market demand and customer requirements; the enactment of more stringent environmental laws and regulations; the ability to realize expected cost savings under Chemtura's cost-reduction initiatives; the amount of any additional earn-out payments from General Electric Company from the sale of the OrganoSilicones business; the ability to reduce Chemtura's debt levels; the ability to successfully integrate the Crompton and Great Lakes businesses and operations and achieve anticipated benefits from the merger, including costs savings and synergies; and other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies. These statements are based on Chemtura's estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and Chemtura's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by Chemtura.